Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of this statement on Schedule 13G (including any and all amendments thereto) with respect to the ordinary shares, par value US$0.0001 each, of China Zenix Auto International Limited, a British Virgin Islands company, and to the filing of this agreement as an exhibit thereto. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of January 10, 2012.

Richburg Holdings Limited

By:	/s/ Jinlei Shi
Name: Jinlei Shi
Title: Director

RichWise Investment Financial Limited

By:	/s/ Jinlei Shi
Name: Jinlei Shi
Title: Director

RichWise International Investment Group Limited

By:	/s/ Jinlei Shi
Name: Jinlei Shi
Title: Director

RichWise International Group Limited

By:	/s/ Jinlei Shi
Name: Jinlei Shi
Title: Director

RichWise Capital International Limited

By:	/s/ Jinlei Shi
Name: Jinlei Shi
Title: Director

Fortune Dynamic Investment Limited

By:	/s/ Yuanzhe Huang
Name: Yuanzhe Huang
Title: Director

IMV & Associates, Ltd.

By:	/s/ George Shalchu Geh
Name: George Shalchu Geh
Title: Director

Yuanzhe Huang

/s/ Yuanzhe Huang

Jinlei Shi

/s/ Jinlei Shi

Jia Yao

/s/ Jia Yao